UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 29, 2009
TRICO MARINE SERVICES, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-33402	72-1252405

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10001 Woodloch Forest Drive, Suite 610, The Woodlands, Texas	77380

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (281) 203-5700
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.
On July 29, 2009, Trico Marine Services, Inc. (the “Company”) issued a press release announcing its earnings for the three months ended June 30, 2009. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.
The Company announced its financial results for the second quarter of 2009 of revenues of $180 million, net income of $4.1 million, or $0.22 per diluted share, operating income of $15 million, adjusted EBITDA of $31 million and adjusted net income of $0.33 per diluted share.
This report, the press release and accompanying schedules include the non-generally accepted accounting principles, or non-GAAP, financial measures of adjusted EBITDA and adjusted net income. The press release provides reconciliations of these non-GAAP financial measures to their most directly comparable financial measures calculated and presented in accordance with generally accepted accounting principles in the United States of America (“GAAP”). Our non-GAAP financial measures should not be considered as alternatives to GAAP measures such as net income (loss), operating income or any other GAAP measures of liquidity or financial performance.
In accordance with General Instruction B.2. of Form 8-K, the information presented herein shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such a filing.
Item 9.01 Financial Statements and Exhibits.
(c) Exhibits.

99.1	Press release issued by Trico Marine Services, Inc. dated July 29, 2009

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRICO MARINE SERVICES, INC.
By:	/s/ Rishi A. Varma
Rishi Varma
Chief Administrative Officer, Vice President and General Counsel
Dated: July 29, 2009

EXHIBIT INDEX

Exhibit
Index	Description
99.1	Press release issued by Trico Marine Services, Inc. dated July 29, 2009